OPTION AGREEMENT

THIS AGREEMENT dated effective as of the 11th day of April, 2005

AMONG:

JOURNEY UNLIMITED OMNI BRAND CORPORATION, a corporation duly incorporated pursuant to the laws of the Province of British Columbia and having a registered office at 102 – 1238 Seymour Street, Vancouver, British Columbia V6B 6J3

("**Journey**")

AND:

PAUL GROAT, Businessman, of 41 Draycott Place, London, UK

("**Groat**")

AND:

PAMELA J. ROSE, , Businesswoman, of 3192 West 33rd Avenue, Vancouver, British Columbia

("**Rose**")

(collectively, Groat and Rose are known as the "**Minority Shareholders**")

WHEREAS:

(A) Groat and Rose are the legal and beneficial owners of 49,999 and 1 respectively, common shares (collectively, the "**Optioned Shares**") in the capital stock of Minerale Jazz S.A. de C.V. (the "**Company**");

(B) The Minority Shareholders each wish to grant an option to Journey to purchase and Journey wishes to acquire an option to purchase the Optioned Shares upon the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree each with the other as follows:

1. OPTION TO PURCHASE

1.1 The Minority Shareholders hereby grant to Journey the sole, exclusive and irrevocable right and option to purchase, at any time or from time to time during the period described in §1.2 hereof, the Optioned Shares on the terms and conditions herein contained for the price of $10.00, payable to Groat. Groat shall remit that portion of the purchase price payable to Rose on a pro rata basis for the Optioned Shares owned by him.

1.2 Journey shall have the right and option to purchase all or a portion of the Optioned Shares at any time or from time to time for a period of five years from the effective date of this Agreement (the "**Expiry Date**").

1.3 This Agreement and the option hereby granted shall expire forthwith on the Expiry Date and be of no further force and effect whatsoever.

1.4 Upon execution of this Agreement, the Minority Shareholders shall forthwith deliver or cause to be delivered to Journey, a declaration of trust insubstantially the form attached hereto as Schedule "A" executed by each of them.

2. REPRESENTATIONS AND WARRANTIES

2.1 Each of the Minority Shareholders represents and warrants to Journey that:

(a) each of the Minority Shareholders holds that number of Optioned Shares set out in Recital A of this Agreement;

(b) each of the Minority Shareholders has good and marketable title to and is the sole legal and beneficial owner of all of the Optioned Shares owned by them, free and clear of liens, bank security interests or other encumbrances of any kind or nature;

(c) each of the Minority Shareholders has the power and capacity to own and dispose of the Optioned Shares owned by them, and neither is bankrupt or under any legal restriction that would prevent them from transferring their respective interests in the Optioned Shares;

(d) this Agreement constitutes a legal, valid and binding obligation of each of the Minority Shareholders enforceable against each them in accordance with its respective terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(e) no person, firm or corporation have any agreement or option or a right capable of becoming an agreement for the purchase of any of the Optioned Shares;

(f) there is not now outstanding any order, writ, injunction or judgment of any court, administrative agency or governmental body or arbitration tribunal issued and directed specifically against the Optioned Shares; and

(g) the Optioned Shares are free from resale restrictions and each of the Minority Shareholders has complied with all applicable securities legislation required to effect good delivery of the Optioned Shares to Journey.

3. EXERCISE OF OPTION

3.1 Journey may exercise all or a portion of the option hereby granted by providing notice in writing in the form attached hereto as Schedule "B" (the "**Notice**") delivered to the Minority Shareholders on or before the Expiry Date, which Notice shall be accompanied by payment in full of the purchase price for Optioned Shares as set forth in §1.1 hereof.

3.2 Upon receipt by the Minority Shareholders of the Notice and payment referred to in §1.1, the Minority Shareholders shall deliver to Journey the share certificates representing the Optioned Shares purchased by Journey in accordance with the delivery instructions as set forth in the Notice, duly authorized for transfer to Journey, along with any other documents which may be required by applicable securities legislation to properly transfer title in the Optioned Shares purchased by Journey.

4. GENERAL PROVISIONS

4.1 This Agreement shall be construed and enforced according to the laws of the Province of British Columbia.

4.2 Time shall be of the essence in this Agreement and if the parties establish new times for the performance of any of their obligations, time shall again be of the essence with respect to the new times established.

4.3 This Agreement shall enure to the benefit of and be binding upon the Minority Shareholders, Journey and their respective heirs, personal representatives, successors and assigns.

4.4 In the event of any subdivision, consolidation, reorganization or other change affecting the common shares of the Company, as such shares are constituted, this Agreement and the option hereby granted shall be deemed to be varied and amended so as to apply also to such additional or lesser number of shares or shares of the appropriate class resulting from such subdivision, consolidation, reorganization or other change (as the case may be) to which Journey would have been entitled had the option hereby granted been exercised prior to such subdivision, consolidation, reorganization or other change.

4.5 Any notice required or permitted to be given to any of the parties hereto shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a Notice so mailed shall be deemed to have been received three business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lockout or otherwise, a Notice sent by prepaid registered mail shall be deemed to have been received three business days after the resumption of postal service. Notices shall be addressed if to the parties hereto at the address of such party above stated, or such other address as the party may in writing advise.

4.6 This Agreement may be executed in counterparts, in original form or by electronic facsimile, each of which will be deemed to be an original, and all of which taken together will constitute a single instrument, with the same effect as if the signatures thereto were upon the same instrument.

4.7 Each of the parties agrees that they will promptly execute all such documents and do all such acts and things as may be necessary or desirable to carry out the provisions or intent of this Agreement.

4.8 Journey and the Minority Shareholders shall be responsible for filing with any applicable securities regulatory agency any required reports on vesting [illegible] of the Company by an insider of the Company as may arise from this Option Agreement.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first mentioned above.

Signed and Delivered by **PAMELA J. ROSE** in the presence of:

Witness (Signature)

PAUL GROAT
Name (please print)

41 DRAYCOTT PLACE
Address

LONDON UK
City, Province

FINANCIER
Occupation

PAMELA J. ROSE

Signed and Delivered by **PAUL GROAT** in the presence of:

Witness (Signature)

PAMELA ROSE
Name (please print)

3192 33 AVE W
Address

VANCOUVER BC
City, Province

SECRETARIAL
Occupation

PAUL GROAT

JOURNEY UNLIMITED OMNI BRAND CORPORATION

Per:

Authorized Signatory

SCHEDULE "A"

NOTICE OF EXERCISE OF OPTION

TO: Paul Groat

AND TO: Pamela J. Rose

RE: Option to Purchase Shares of Minerale Jazz S.A. de C.V.

You are hereby given notice that pursuant to the Option Agreement dated March _____, 2005 and made between the Minority Shareholders, namely Paul Groat, Pamela J. Rose and the undersigned, the undersigned hereby exercises its right thereby granted to purchase __________ Optioned Shares in the capital of Minerale Jazz S.A. de C.V. from the Minority Shareholders for an aggregate price of $10.00, payable pro rata to each of the Minority Shareholders.

Please deliver the Shares as follows:

Number of Shares	**Account**
____________________	____________________________________
____________________	____________________________________
____________________	____________________________________

The balance of the purchase price of __________ for the aforesaid shares is enclosed.

DATED this ______ day of ________________, 20_____.

JOURNEY UNLIMITED OMNI BRAND CORPORATION

Per: ______________________________

Authorized Signatory